

<ARTICLE>                     5
<LEGEND>
This  schedule   containes   summary   financial   information   extracted  from
Consolidated Balance Sheets as of March 31, 1997 and the Consolidated Statements
of  Operations  for the three  months  ended March 31, 1997 as  qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                                  3-MOS
<FISCAL-YEAR-END>                              DEC-31-1996
<PERIOD-END>                                   MAR-31-1997
<CASH>                                            44,504
<SECURITIES>                                           0
<RECEIVABLES>                                    189,881
<ALLOWANCES>                                           0
<INVENTORY>                                       37,629
<CURRENT-ASSETS>                                 390,926 <F1>
<PP&E>                                            34,329
<DEPRECIATION>                                   (23,213)
<TOTAL-ASSETS>                                   501,705 <F2>
<CURRENT-LIABILITIES>                            290,867
<BONDS>                                          110,765
<PREFERRED-MANDATORY>                                100
<PREFERRED>                                            0
<COMMON>                                           5,032
<OTHER-SE>                                             0
<TOTAL-LIABILITY-AND-EQUITY>                     501,705 <F3>
<SALES>                                                0
<TOTAL-REVENUES>                                 327,219
<CGS>                                                  0
<TOTAL-COSTS>                                    315,087
<OTHER-EXPENSES>                                    (598)
<LOSS-PROVISION>                                       0
<INTEREST-EXPENSE>                                (2,738)
<INCOME-PRETAX>                                    1,976 <F4>
<INCOME-TAX>                                         115
<INCOME-CONTINUING>                                1,861
<DISCONTINUED>                                         0
<EXTRAORDINARY>                                        0
<CHANGES>                                              0
<NET-INCOME>                                       1,861
<EPS-PRIMARY>                                        .15
<EPS-DILUTED>                                          0

<F1> Includes Equity in Construction Joint Ventures of $74,119, Unbilled Work of
     $37,407, and Other Short-Term Assets of $7,386, not currently reflected in this tag list.

<F2> Includes  investments  in and  advances  to Real Estate  Joint  Ventures of
     $72,643, Land Held for Sale or Development of $22,475, and Other Long-Term Assets of $4,545, not currently reflected in this tag list.

<F3> Includes Deferred Income Taxes and Other  Liabilities of $30,879,  Minority
     Interest of $2,302, Paid-In Surplus of $55,976, Retained Deficit of $(18,805), ESOT Related Obligations of $(2,784), Treasury Stock of $(2,132), Stock Purchase Warrants of $2,233 and Redeemable Convertible Series B Preferred Stock of $27,272.

<F4> Includes  General,  Administrative  and Selling  Expenses  of $(6,820), not
     currently relfected on this tag list.

